Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-95381 of GBC Bancorp on Form S-8 of our report dated January 19, 2001, appearing in the Annual Report on Form 10-K of GBC Bancorp for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California March 26, 2003